UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE
14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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☐	Soliciting Material Pursuant to §240.14a-12
FiscalNote Holdings, Inc.
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2025 Proxy Statement

AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

FiscalNote

FiscalNote shareholders,

It’s my pleasure to extend to you an invitation to attend our 2025 Annual Meeting of Stockholders.

At FiscalNote, we’re on a mission to leverage our unique combination of proprietary AI technology, comprehensive data, and decades of trusted analysis to help our customers efficiently manage political and business risk. Since our last Annual Meeting, we have continued to drive forward a transformation of our business with a clear focus on three crucial pillars:

1.  Consistently and rapidly expanding Adjusted EBITDA margins;

2.  Managing our debt and accelerating our path to positive free cash flow; and

3.  Building a strong foundation for long-term, profitable, sustainable growth.

Throughout 2024, we executed swiftly against all three pillars and made tremendous progress.

Regarding Adjusted EBITDA margins, we announced $9.8 million in Adjusted EBITDA for 2024, a year-over-year improvement of more than $17 million and 1400 basis points. This is an incredible accomplishment by our teams. To get there, we’ve been extremely disciplined in our operations, including streamlining our management structure, sunsetting unprofitable and non-core initiatives, and making numerous other changes throughout the organization that enable us to drive greater efficiencies.

Regarding managing our debt and accelerating the path to positive free cash flow, we reduced our outstanding senior debt by 61% over the past twelve months through divestitures of non-core businesses, including Board.org, Aicel, Oxford Analytica and Dragonfly. By reducing our senior debt, we are driving a proportional decrease in our anticipated cash interest payments, which, together with the efficiencies noted above plus disciplined management of capital expenditures, provides a clear path to positive free cash flow.

Regarding our foundation for long-term, profitable, sustainable growth, we believe our decision to focus on our core policy business will fuel future growth by positively impacting customer engagement, retention, and expansion revenue in the near and long term. In January 2025, we announced the launch of PolicyNote, an AI-first platform that will consolidate all of our policy-related data and content in a single user interface and radically enhance the customer experience with a goal to further empower our customers in critical decision-making and drive outsized impacts to their organizations. This is foundational for product-led sales and growth, and will be a centerpiece for efficient, scalable innovation for the future. While it’s early in PolicyNote’s life cycle, we are already seeing strong engagement and promising adoption trends. Customers are actively leveraging our advanced AI features and finding real value in them. We also see greater momentum in sales and marketing, with increased inbound interest and a higher conversion rate as leads move through the funnel. As we continue to execute against our product roadmap – consolidating our platforms, creating an entirely new AI-forward experience, and establishing a culture of product excellence and product-led sales and growth across the company – we are confident we are building a foundation for sustainable ARR growth and durable retention rates while furthering our impact on an expanding global customer base.

In sum, we believe we’re executing on a clear and compelling plan. We have a diverse base of more than 4,000 customers spanning a wide range of industries and market sectors. We solve complex, global challenges that are becoming increasingly difficult for organizations to manage. Our transformational new product integrates the best in data, proprietary insights, and AI to deliver more powerful and efficient solutions for our customers. We’ve sharpened our focus by continuing to improve and streamline operations and by divesting non-core businesses, ensuring that our teams can execute with excellence. Looking ahead to the future, we’ll continue to leverage our technology and industry expertise to automate more and more aspects of policy and regulatory workflows, driving greater share of wallet and durable growth for the long run. I’m extremely confident in our ability to do this, and I’m excited for what the future holds for FiscalNote.

GAAP Revenue $120.3 million for FY 2024

Annual Recurring Revenue* $107.0 million as of December 31, 2024

GAAP Net Income $9.5 million for FY 2024

Adjusted EBITDA* $9.8 million for FY 2024

  *  “Annual Recurring Revenue” is a key performance indicator, and “Adjusted EBITDA” is a non-GAAP measure. Please refer to our Annual Report on Form 10-K for fiscal year 2024 to see how we define these terms and why we consider them important in our operations. A reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure, net income, is included in Appendix A to this Proxy Statement.

And now, here is some information about the Annual Meeting:

• The meeting will be held virtually on May 28, 2025, at 10:00 a.m., Eastern Time (U.S.). You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.proxydocs.com/NOTE.

• Please review the accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement, which provide important information about our corporate governance, executive compensation, and the proposals that stockholders will be asked to consider and vote upon at the meeting.

• We hope you will join us at the meeting but, whether or not you plan to attend, it is important that your shares be represented. Please make sure your vote is received and counted by voting via our online portal, mail or telephone by following the instructions included with the proxy card accompanying these materials.

We greatly appreciate the support of all our shareholders – I offer my sincere thanks for believing in FiscalNote and our mission. We’re excited to continue this journey with you and to work towards delivering increasing and durable long-term value for our customers, partners, employees and shareholders.

Josh Resnik

Chief Executive Officer and President

Notice of 2025 Annual Meeting of Stockholders

To the Stockholders of FiscalNote Holdings, Inc.:

The Annual Meeting of Stockholders of FiscalNote Holdings, Inc. will be held on May 28, 2025, at 10:00am, Eastern Time. We have adopted a virtual format for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to provide a consistent and convenient experience to all stockholders, regardless of location. You may attend the Annual Meeting, submit questions and vote your shares electronically during the Annual Meeting via live webcast by visiting www.proxydocs.com/NOTE.

The Annual Meeting is being held for the following purposes:

1.	To elect the three Class III directors named in the proxy statement to our Board of Directors.	2.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	3.	To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You may vote on these matters virtually in person or by proxy. Whether or not you plan to virtually attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:

• Vote online or by telephone, by following the instructions included on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card; or

• Vote by mail, by completing and returning the proxy card in the addressed stamped envelope, if you received a paper copy of the proxy materials.

Only stockholders of record at the close of business on April 2, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. This proxy statement and the proxy card are being made available to you online or mailed to you beginning on or about April 16, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be

Held Virtually on May 28, 2025, at 10:00am, Eastern Time.

The proxy statement and annual report to stockholders

are available at www.proxydocs.com/NOTE.

By Order of the Board of Directors,

Todd Aman

Senior Vice President, General Counsel & Secretary

April 16, 2025

2025 Proxy Statement	i

2025 Proxy Statement	ii

Proxy Statement of FiscalNote Holdings, Inc.

General Information

This proxy statement (the “Proxy Statement”) and the accompanying proxy card are being furnished to you in connection with the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of FiscalNote Holdings, Inc. (“FiscalNote,” “we,” “us,” “our,” or the “Company”) for the purposes set forth in this Proxy Statement. The Annual Meeting will be held virtually on May 28, 2025, at 10:00am, Eastern Time.

This Proxy Statement will be provided on or about April 16, 2025 to holders of record at the close of business on April 2, 2025 (the “Record Date”) of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and our Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”).

Your proxy is being solicited by our Board of Directors. Your proxy may be revoked by written notice given to our Secretary at our headquarters at any time before being voted. You may also revoke your proxy by submitting a proxy with a later date or by voting during your virtual attendance at the Annual Meeting. To vote online or by telephone, please refer to the instructions included on the Notice of Internet Availability of Proxy Materials (the “Notice”) or, if you received paper copies of the proxy materials, the proxy card. To vote by mail, please request a paper copy of the proxy materials by following the instructions on the Notice and then complete the proxy card enclosed with the paper copy of the proxy materials and return it to us as instructed in the proxy card. Votes submitted online or by telephone or mail must be received by 11:59 p.m., Eastern Time, on May 27, 2025. Submitting your vote online or by telephone or mail will not affect your right to vote virtually during the Annual Meeting if you choose to do so. Proxies that are properly delivered to us and not revoked before the closing of the polls during the Annual Meeting will be voted for the proposals described in this Proxy Statement in accordance with the instructions you provide. The Board is currently not aware of any matters proposed to be presented at the Annual Meeting other than the election of the three Class III directors named in this Proxy Statement and the ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the Annual Meeting, the persons named as proxies in the proxy card will have discretionary authority to vote on that matter. Your virtual presence at the Annual Meeting does not by itself revoke your proxy.

References herein to “Legacy FiscalNote” refer to FiscalNote Intermediate Holdco, Inc. (formerly FiscalNote Holdings, Inc.) prior to the Company’s business combination (the “Business Combination”) on July 29, 2022 (the “Closing Date”).

Notice and Access

In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials unless specifically requested. We will instead send stockholders the Notice, with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), and voting via the Internet or by phone. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

Attendance at the Meeting

This year’s Annual Meeting will be held entirely online for the convenience of our stockholders, regardless of location. Stockholders of record as of the Record Date will be able to attend and participate in the Annual Meeting online by accessing www.proxydocs.com/NOTE. To join the Annual Meeting, you will need to have your control number, which is included on your Notice and, if you received a paper copy of the proxy materials, your proxy card. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting. If you hold your shares through a bank or broker and would like to join the meeting and vote or ask a question, you will need to obtain a legal proxy from the institution that holds your shares in order to obtain a control number, which you can use to participate in the meeting. Any stockholder may attend, listen, vote and ask a question during the virtual meeting with a valid control number.

Access to the Audio Webcast of the Annual Meeting

The live audio webcast of the Annual Meeting will begin promptly at 10:00am, Eastern Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

2025 Proxy Statement	1

General Information

Log-in Instructions

To attend the online Annual Meeting, log in at www.proxydocs.com/NOTE. Stockholders will need their control number, which appears on the Notice and, if you received a paper copy of the proxy materials, your proxy card. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the Annual Meeting.

Submitting Questions at the Virtual Annual Meeting

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting via the Q&A tool in accordance with the Annual Meeting’s Rules of Conduct (“Rules of Conduct”) that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

The Rules of Conduct will be posted on www.proxydocs.com/NOTE approximately one week prior to the date of the Annual Meeting.

Availability of Live Webcast to Team Members and Other Constituents

The live audio webcast will be available to not only our stockholders but also our team members and other constituents.

Annual Meeting Technical Assistance

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing or hearing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

Securities Entitled to Vote

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the “stockholder of record” with respect to those shares. The Notice will be sent to you directly by us. As a stockholder of record, you may vote virtually in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone as instructed in the Notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the Notice to ensure your vote is counted.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

Only stockholders of record at the close of business on the Record Date are entitled to notice of the Annual Meeting. Such stockholders may vote shares held by them at the close of business on the Record Date at the Annual Meeting. As of the close of business on the Record Date, there were 146,352,426 shares of Class A Common Stock and 8,290,921 shares of Class B Common Stock issued and outstanding. The Class A Common Stock and Class B Common Stock are the only outstanding classes of capital stock of the Company with voting rights. The Common Stock votes as a single class, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to 25 votes on each matter to be considered at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during normal business hours at the Company’s offices at 1201 Pennsylvania Avenue NW, Washington, DC 20004 for a period of ten days before the meeting, as well as during the virtual meeting.

As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a control number from your broker, bank, or other agent.

2025 Proxy Statement	2

General Information

Matters Scheduled for a Vote

There are two matters scheduled for a vote:

•	Proposal 1: To elect the three Class III directors named in the Proxy Statement with terms to expire at the 2028 Annual Meeting of Stockholders; and

•	Proposal 2: To ratify the selection of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

Aside from the election of directors and the ratification of the selection of our independent registered public accounting firm, our Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by our Board of Directors will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.

Board of Directors Voting Recommendation

Our Board of Directors recommends that you vote your shares:

•	“For” the election of each Class III director nominee; and

•	“For” the ratification of the selection of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

How to Vote

For Proposal 1, you may vote “For” or you may “Withhold” your vote with respect to each nominee to the Board of Directors. For Proposal 2, you may vote “For,” “Against,” or abstain from voting. The procedures for voting are outlined below.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote during the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.proxydocs.com/NOTE, by proxy over the Internet, or by phone by following the instructions provided in the Notice, or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.

•

To vote during the Annual Meeting, follow the instructions posted at www.proxydocs.com/NOTE. You will be asked to provide the control number, located on the Notice or, if you received a paper copy of the proxy materials, the proxy card, and follow the instructions.

•

To vote on the Internet, go to www.proxypush.com/NOTE to complete an electronic proxy card. You will be asked to provide the control number, located on the Notice or, if you received a paper copy of the proxy materials, the proxy card, and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on May 27, 2025 to be counted.

•

To vote by phone, call (866) 475-4371. You will be asked to provide the control number, located on the Notice or, if you received a paper copy of the proxy materials, the proxy card, and follow the recorded instructions. Your vote must be received by 11:59 p.m., Eastern Time, on May 27, 2025 to be counted.

•

To vote by mail, request a paper copy of the proxy materials by following the instructions on the Notice and then complete, sign, and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before 11:59 p.m., Eastern Time, on May 27, 2025, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with the notice or other voting instruction form, or contact your broker, bank, or other agent.

2025 Proxy Statement	3

General Information

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Broker Non-Votes

If a beneficial owner of shares held in the name of a broker, bank, or other agent does not provide voting instructions on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the beneficial owner’s shares on such “non-routine” matters. These un-voted shares are treated as “broker non-votes” in respect of these “non-routine” matters. Proposal 1 is considered to be “non-routine” under NYSE rules, and we therefore expect broker non-votes on this proposal. Because Proposal 2 is considered “routine” under NYSE rules, we do not expect broker non-votes on this proposal.

Vote Required

In accordance with our Bylaws (the “Bylaws”), the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of the capital stock of the Company issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting.

Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. No cumulative voting is permitted. The three nominees receiving the highest number of votes cast “for” will be elected.

The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting is required to approve the ratification of the appointment of RSM US LLP as our independent registered public accounting firm. Abstentions will not be counted as votes cast on this proposal. The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the ratification of the appointment of RSM US LLP as our independent registered public accounting firm.

How to Change Your Vote After Submitting Proxy

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•	A duly executed proxy card with a later date or time than the previously submitted proxy;

•	A written notice that you are revoking your proxy to our Secretary, Todd Aman, c/o FiscalNote Holdings, Inc., 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004; or

•	A later-dated vote on the Internet or by phone or a ballot cast online during the Annual Meeting (simply virtually attending the Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a control number from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.

How to Submit Stockholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2026 proxy statement. Any such proposal must be submitted in writing and must be delivered to, or mailed and received by, our Secretary, Todd Aman, c/o FiscalNote Holdings, Inc., 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004, no later than December 17, 2025. If we change the date of our 2026 Annual Meeting by more than 30 days from the date of the one-year anniversary of the 2025 Annual Meeting, then the deadline for such stockholder proposals shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our Bylaws also establish an advance notice procedure for stockholders who wish to nominate a director or to present a proposal for any other proper business before an annual meeting of stockholders but do not intend for such proposal to be included in our proxy statement. Our Bylaws provide that if you wish to nominate a director or a proposal for any other proper business that is not to be included in next year’s proxy statement, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by our Secretary, Todd Aman, c/o FiscalNote Holdings, Inc., 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004,

2025 Proxy Statement	4

General Information

no earlier than January 28, 2026 and no later than the close of business on February 27, 2026, which notice must contain the information specified in our Bylaws. If we change the date of our 2026 Annual Meeting by more than 30 days before or more than 70 days after the one-year anniversary of the 2025 Annual Meeting, then the written notice of a stockholder director nomination, or other proposal that is not to be included in next years’ proxy statement, must be received, no earlier than the 120th day prior to our 2026 Annual Meeting and no later than the close of business on the later of (a) the 90th day prior to the 2026 Annual Meeting and (b) the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company. The adjournment or postponement of the 2026 Annual Meeting (or the public disclosure thereof) does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

In addition, in order to comply with universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company no later than February 27, 2026 that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees. If we change the date of our 2026 Annual Meeting by more than 30 days from the date of the one-year anniversary of the 2025 Annual Meeting, then the deadline for providing notice pursuant to 14a-19 is the later of (i) the 90th day prior to the 2026 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company.

How to Obtain the Results of Voting at the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us within four business days following the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will amend such Current Report on Form 8-K to publish the final voting results within four business days of such final voting results being made available to us.

Impact of the Company Qualifying as Emerging Growth Company

We are an “emerging growth company” under applicable federal securities laws and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the scaled compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

Our Mailing Address

Our mailing address is 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004.

2025 Proxy Statement	5

Proposal No. 1 — Election of Directors

Directors

Our Board is divided into three classes, each serving staggered, three-year terms.

•	Our Class I directors are Key Compton, Timothy Hwang and Stanley McChrystal, and their current terms expire at the 2026 annual meeting of the stockholders;

•	Our Class II directors are Michael J. Callahan, Keith Nilsson and Gerald Yao, and their current terms expire at the 2027 annual meeting of the stockholders; and

•	Our Class III directors are Manoj Jain, Anna Sedgley and Brandon Sweeney, and their current terms expire at this year’s Annual Meeting.

Conrad Yiu, who previously served as a Class III director, resigned from the Board effective as of December 31, 2024. In connection therewith, Mr. Jain agreed to be reclassified from Class II to Class III and stand for reelection at the Annual Meeting.

Our stockholders will elect three Class III directors at the Annual Meeting. Each of the Class III directors is expected to hold office until the 2028 annual meeting of our stockholders, or until his or her respective successor shall be duly elected and qualified. Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Accordingly, the three nominees who receive the most votes will be elected to the three open directorships, even if they get less than a majority of the votes cast.

Each nominee is recommended by the Board, at the recommendation of the Corporate Governance Committee (the “Governance Committee”), and all nominees are current directors of the Company. Each nominee has consented to his or her nomination and has advised us that he or she intends to serve if elected. If, at the time of the Annual Meeting, one or more of the nominees becomes unable to serve: (i) shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees; or (ii) the Board of Directors may, in accordance with our Certificate of Incorporation, reduce the size of the Board of Directors or may leave a vacancy until a nominee is identified.

The following is a brief biography and certain other information for each of our directors with terms expiring at the Annual Meeting who are also nominees for election as a director at the Annual Meeting and for each of the continuing directors.

Name	Position	Age

Timothy Hwang	Executive Chair, Class I Director and Co-Founder	33

Gerald Yao	Chief Strategy Officer, Global Head of ESG, Class II Director, and Co-Founder	33

Michael J. Callahan(1)(2)	Lead Independent Director, Class II Director	56

Key Compton(3)	Class I Director	55

Manoj Jain	Class III Director	46

Stanley McChrystal(1)(2)	Class I Director	70

Keith Nilsson(2)	Class II Director	56

Anna Sedgley†(3)	Class III Director	53

Brandon Sweeney†(1)(3)	Class III Director	58

† = Director Nominee

(1) Member of the Compensation Committee.

(2) Member of the Corporate Governance Committee.

(3) Member of the Audit Committee.

Class III Directors (Nominees at the Annual Meeting)

Manoj Jain serves as a Class III Director. He also serves as co-chief investment officer, chief executive officer and chairman of the board of directors of DSAC, and is the co-chief investment officer and co-founder of Maso Capital. Prior to founding Maso Capital, Mr. Jain spent nine years at Och-Ziff Capital Management Limited, a leading multistrategy investment firm, where he was a Managing Director in the Hong Kong office. At Och-Ziff, Mr. Jain was focused on Asia merger arbitrage, event driven and capital markets. Prior to moving to Hong Kong, Mr. Jain was a generalist analyst focused on event driven and arbitrage at Och-Ziff in New York. Prior to Och-Ziff, Mr. Jain was an analyst in Mergers & Acquisitions at Credit Suisse First Boston in New York. Mr. Jain holds a M.A. in Management Studies from Cambridge University, U.K. We believe Mr. Jain is well qualified to serve due to his extensive knowledge of corporate finance, capital markets, investor relations, business strategy and strategic transactions.

2025 Proxy Statement	6

Proposal No. 1 — Election of Directors

Anna Sedgley serves as a Class III Director. She has served as a Legacy FiscalNote director since February 2021. From May 2021 to February 2024, Ms. Sedgley was Chief Financial Officer of Bauer Media Group, a European based company operating businesses in Publishing, Audio and Online Comparison Portals in 14 countries across Europe. Prior to Bauer, Ms. Sedgley worked at News Corporation in London and New York from 2000 to 2018, ultimately holding the positions of Chief Financial Officer from 2012 to 2016 and Chief Operating Officer from 2017 to 2018 at Dow Jones, publisher of business news and information in a variety of media, including the Wall Street Journal. She has served on several boards including the American Press Institute, News Media Alliance, Dow Jones News Fund and NYC Outward Bound Schools. Ms. Sedgley holds a Bachelor of Commerce and a Bachelor of Law from the University of Adelaide and completed the Harvard Business School Advanced Management Program in 2016. She is a Fellow of the Institute of Chartered Accountants in England and Wales and qualified working for PricewaterhouseCoopers. She also serves on the board of the global vaccine alliance, GAVI, which helps vaccinate more than half the world’s children against deadly and debilitating infectious diseases, and the boards of trustees for the Royal Shakespeare Company and the Army Benevolent Fund. She also supports Happy Doggo, a social media led charity dedicated to alleviating the suffering of street dogs in Thailand. We believe Ms. Sedgley is well qualified to serve due to her extensive experience and expertise in accounting, audit and financial reporting matters, corporate finance and business strategy, capital allocation, business operations and governance.

Brandon Sweeney serves as a Class III Director. He has served as a Legacy FiscalNote director since April 2017. Mr. Sweeney became the President & Chief Operating Officer at dbt Labs in November 2023. From February 2020 to November 2023, Mr. Sweeney was Chief Revenue Officer of HashiCorp, a company focused on cloud infrastructure. From January 2004 to January 2020, Mr. Sweeney was at VMware, where he ran several multi-billion dollar businesses and served most recently as Senior Vice President, WW Cloud Sales. Prior to VMWare, Mr. Sweeney served in various sales and investment banking roles, including as a VP at Click Commerce from 2001 to 2004, and in investment banking at Morgan Stanley from 1998 to 2000. Mr. Sweeney has a B.A. from Bowdoin College and an MBA from Northwestern University’s Kellogg School of Management. We believe Mr. Sweeney is well qualified to serve due to his significant expertise in business development and sales strategy and management, industry knowledge and experience operating technology-driven businesses at scale.

Class I Directors

Timothy Hwang serves as a Class I Director and Executive Chair. Mr. Hwang is one of our Co-Founders and has served as chairman of the Board since the founding of Legacy FiscalNote in 2013. In addition, Mr. Hwang served as the Chief Executive Officer of the Company since the founding of Legacy FiscalNote in 2013 through December 31, 2024. Mr. Hwang is currently a World Economic Forum Technology Pioneer, a trustee on the Board of the Greater Washington Community Foundation (the largest funder of non-profit and philanthropic initiatives in the DC region), a Board member of The After School Alliance, and a member of the Council of Korean Americans (CKA). Mr. Hwang has an A.B. from Princeton University. We believe Mr. Hwang is well qualified to serve due to his integral role as Co-Founder in establishing and guiding the Company’s vision and strategic direction, as well as his extensive knowledge of the Company’s industry and competitive markets.

Key Compton serves as a Class I Director. He has served as a Legacy FiscalNote director since February 2021. Mr. Compton is Co-Founder and Managing Director at Urgent International Inc., the owner and operator of the Global Public Offering Fund (also known as the GPO Fund), which he co-founded in 2017 to invest in visionary founders who are disrupting industries, expanding globally and seeking to access the international capital markets. Previously, from 2014 to 2016, he served as Senior Vice President for LivePerson, Inc., and from 2011 to 2013, he was the President of Data and Distribution for AddThis, Inc. (acquired by Oracle Corporation) where he led data strategy, sales and product development. Prior to AddThis, he co-founded and led multiple companies, including XGraph, Inc. (a data science firm) from 2008 to 2011, Solbright, Inc. (an advertising business systems firm) from 1997 to 2003, Mimeo.com, Inc. (a document technology, print distribution and services firm), and SoundSpectrum, Inc. (creator of the iTunes music visualizer). Mr. Compton also served on the board of Spire Global Inc. (including being a member of the Audit Committee) from July 2019 through August 2021 when it listed on the New York Stock Exchange. Mr. Compton earned his undergraduate degree from the University of Vermont and graduate degrees from the Columbia Business School and London Business School. We believe Mr. Compton is well qualified to serve due to his extensive knowledge of corporate finance, capital allocation and investment matters, as well as experience in operations, sales and product development for technology businesses.

Stanley McChrystal serves as a Class I Director. He has served as a Legacy FiscalNote director since October 2015. A retired four-star general, Gen. McChrystal is the former commander of U.S. and International Security Assistance Forces (ISAF) Afghanistan and the former commander of the nation’s premier military counter-terrorism force, Joint Special Operations Command (JSOC). Throughout his military career, Gen. McChrystal has commanded a number of elite organizations, including the 75th Ranger Regiment. After 9/11 until his retirement in 2010, he spent more than 6 years deployed to combat in a variety of leadership positions. In June 2009, the President of the United States and the Secretary General of NATO appointed him to be the Commander of U.S. Forces Afghanistan and NATO ISAF. His command included more than 150,000 troops from 45 allied countries. On August 1, 2010, he retired from the U.S. Army. From 2010 to 2022, Gen. McChrystal was a senior fellow at Yale University’s Jackson Institute for Global Affairs, where he taught a course on Leadership. He is the Founder and CEO of McChrystal Group LLC, a leadership advisory firm. He formerly sat on the boards of Navistar International Corporation, Siemens

2025 Proxy Statement	7

Proposal No. 1 — Election of Directors

Government Technology, JetBlue Airways, Deutsche Bank USA, Second Front and Far Peak Special Purpose Acquisition Corporation, and sits on the boards of Accent Technologies, McChrystal Group, Allegiance Trucking and Ascendance Trucking. Additionally, he serves as Chair of the Board of the Service Year Alliance. Gen. McChrystal is a graduate of the United States Military Academy at West Point and the Naval War College. He also completed year-long fellowships at Harvard’s John F. Kennedy School of Government and the Council on Foreign Relations. We believe Mr. McChrystal is well qualified due to his highly distinguished career of service, deep knowledge in effectively scaling and managing complex organizations and experience in public company governance and leadership.

Class II Directors

Michael J. Callahan serves as a Class II Director. He has served as a Legacy FiscalNote director since April 2017, and was appointed as lead independent director in connection with the closing of the Business Combination. Mr. Callahan has served as Chief Legal Officer of Rivian Automotive, Inc., a publicly traded electric vehicle manufacturer, since February 2023. Prior to joining Rivian, Mr. Callahan had served as Executive Director of the Rock Center for Corporate Governance and a Professor of the Practice of Law at Stanford Law School since June 2018. From July 2014 to June 2018, he served as the Vice President, General Counsel and Secretary and Senior Vice President at LinkedIn Corporation, where he had global responsibility for legal, regulatory and public policy matters. Prior to LinkedIn, Mr. Callahan was the Chief Legal Officer of auction.com from January 2013 to June 2014. From December 1999 to July 2012, Mr. Callahan held various positions at Yahoo! Inc., including Senior Vice President, General Counsel and Secretary from August 2003 to 2007 and Executive Vice President, General Counsel and Secretary from 2007 to July 2012. He began his legal career as a mergers and acquisitions and corporate associate with Skadden, Arps, Slate, Meagher & Flom. He serves or has served on the boards of the Georgetown Technology Alliance, Joint Venture Silicon Valley, and the Nasdaq Listing and Hearing Review Council. Mr. Callahan has a B.S. from the Georgetown University Walsh School of Foreign Service and a J.D. from the University of Connecticut School of Law. We believe Mr. Callahan is well qualified to serve due to his distinguished career as an executive leader of several publicly traded technology companies, as well as deep knowledge of public company governance, compliance and regulations.

Keith Nilsson serves as a Class II Director. He has served as a Legacy FiscalNote director since 2014. Mr. Nilsson is currently Co-Founder and Managing Partner of Xplorer Capital, an early-stage venture capital firm focused on disruptive technologies and business models, which he co-founded in 2010. Mr. Nilsson was previously a partner at TPG Growth from 2011 to 2015 and led technology investing in growth-oriented technology companies on a global basis. Prior to TPG, Mr. Nilsson held various senior executive roles at Yahoo! from Senior Vice President of Global Initiatives, Senior Vice President of Emerging Markets to Vice President of Corporate Development. Mr. Nilsson was responsible for all of the company’s investments, mergers and acquisitions, and strategic partnership activities on a global basis. During his tenure in Corporate Development, he directly led or oversaw over 40 acquisitions, investments or joint ventures worth more than $25 billion in transaction value, including Alibaba, Overture, Flickr and many others. Prior to joining Yahoo!, Mr. Nilsson worked in technology at Intel Corporation, and investment banking and equity research with Alex Brown and Bankers Trust in New York and Hong Kong. Mr. Nilsson is a member of the Council on Foreign Relations, Diabetes Youth Foundation (DYF) and also sits on various boards of start-up technology companies around the world. Mr. Nilsson holds a Bachelor of Arts from the University of California, an MBA from Columbia Business School, and a Master of International Affairs from Columbia University’s School of International Affairs. We believe Mr. Nilsson is well qualified to serve due to his extensive knowledge of corporate finance, capital allocation and investment, and strategic transactions in technology-driven sectors.

Gerald Yao serves as a Class II Director. He is one of our Co-Founders and has served as a director since Legacy FiscalNote’s founding in 2013. Mr. Yao co-founded FiscalNote after spending a decade leading operations in the non-profit, public schools, and start-up sectors. He served as our Chief Strategy Officer from 2014 to April 2025, during which time he helped to incubate many functions within the organization, oversee corporate strategy and new market growth expansion in APAC and with respect to ESG matters. Previously, he was director of finance for the National Youth Association from 2010 to 2013. He studied finance and sociology at Emory University. We believe Mr. Yao is well qualified to serve due to his integral role as Chief Strategy Officer and Co-Founder in guiding the Company’s strategy and corporate values, as well as his extensive knowledge of the Company’s business and operations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF MANOJ JAIN, ANNA SEDGLEY AND BRANDON SWEENEY AS CLASS III DIRECTORS OF THE COMPANY FOR THE ENSUING TERM.

2025 Proxy Statement	8

Corporate Governance Matters

Classified Board of Directors

Our Certificate of Incorporation provides that the Board is divided into three classes serving staggered three-year terms. Class III, Class I and Class II directors will serve until our annual meetings of stockholders in 2025, 2026 and 2027, respectively. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of the Board. This may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Meetings

Our Board held 15 meetings in 2024. Each of our directors attended at least 75% of the meetings of our Board, and each committee on which he or she served, held in 2024.

Director Independence

Our Board, at the recommendation of the Governance Committee, has affirmatively determined that each of Michael J. Callahan, Key Compton, Stanley McChrystal, Keith Nilsson, Anna Sedgley and Brandon Sweeney qualify as independent directors, as defined under the rules of the NYSE, and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and the NYSE relating to director independence requirements. As a controlled company, we are largely exempt from such requirements. However, we do not presently intend to rely on such exemption. In addition, we are subject to the rules of the SEC relating to the membership, qualifications, and operations of the Audit Committee and the membership of the Compensation Committee, as discussed below. Michael J. Callahan is our lead independent director.

Family Relationships

There are no family relationships among any of our directors and executive officers.

Committees of the Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Governance Committee. The function and authority of these committees are described below. The Board previously had established an M&A Committee focused on overseeing the strategic acquisition strategy that the Company pursued from 2018 to 2023, but determined to disband that committee in February 2025. The M&A Committee met one time in 2024.

Audit Committee

Our Audit Committee currently consists of Anna Sedgley, Brandon Sweeney and Key Compton. The Board, at the recommendation of the Governance Committee, has determined that each member of the Audit Committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act, and that each member has the requisite financial literacy required by the rules of the NYSE. In arriving at this determination, the Governance Committee and Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

Anna Sedgley serves as the chair of the Audit Committee. The Board has determined that Ms. Sedgley qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act (“Regulation S-K”), and has financial management expertise in accordance with the rules of the NYSE. In making this determination, the Board considered formal education and previous experience in financial roles. Our independent registered public accounting firm and management periodically meet privately with our Audit Committee. Our Audit Committee held eight meetings in 2024.

The functions of this committee include, among other things:

•	overseeing and monitoring the quality and integrity of the financial statements;

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	reviewing with our independent registered public accounting firm the scope and results of its audit;

2025 Proxy Statement	9

Corporate Governance Matters

•	overseeing the development and performance of our internal audit function;

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•

reviewing and discussing with management and internal audit the risks facing the Company and the policies, guidelines and process for assessing and managing risks, and steps management has taken to monitor and control them;

•

reviewing and discussing with management the Company’s IT, cybersecurity and data-related risks, and management’s controls and incident response preparedness, as well as the adequacy and effectiveness of the Company’s processes and controls for making required or voluntary disclosures relating to cybersecurity and data responsibility matters;

•	reviewing related party transactions;

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and

•	preparing the Audit Committee Report required by the SEC to be included in our proxy statement.

Our Board has adopted a written charter for the Audit Committee, which is available on our website.

Compensation Committee

Our Compensation Committee currently consists of Brandon Sweeney, Stanley McChrystal and Michael J. Callahan. Brandon Sweeney serves as the chair of the Compensation Committee.

The Board, at the recommendation of the Governance Committee, determined that each member of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of Rule 10C-1 of the Exchange Act and the rules of the NYSE. Our Compensation Committee held 12 meetings in 2024.

The functions of this committee include, among other things:

•	reviewing the Company’s overall compensation strategy and policies;

•

evaluating the performance of the Company’s Chief Executive Officer, and reviewing and approving, or recommending to the full Board for approval, the compensation of the Company’s executive officers and directors, including employment agreements, severance arrangements or other benefits;

•	approving, or recommending to the full Board or shareholders for approval as appropriate or required, our incentive and equity-based compensation plans, and administering such plans;

•	determining stock ownership guidelines applicable to directors and executive officers;

•

reviewing the Company’s human capital management strategies, programs and policies, including, but not limited to, those regarding recruitment, retention, career development, diversity, equity and inclusion, workplace culture, and employee engagement; and

•	preparing the Compensation Committee Report required to be included in our proxy statement under the rules and regulations of the SEC.

Our Board has adopted a written charter for the Compensation Committee, which is available on our website. The charter provides that the Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion. Under the Company’s long-term incentive plan, the Compensation Committee can also delegate to one or more executive officers the authority to approve awards to employees that are not executive officers within the parameters of a pool of shares approved by the Board of Directors or the Compensation Committee. The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, outside legal counsel or other advisers as is necessary to assist with the execution of its duties and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will take into consideration the factors outlined under applicable NYSE Listing Rules (including NYSE Listing Rule 303A.05).

2025 Proxy Statement	10

Corporate Governance Matters

The Compensation Committee engaged FW Cook (“FW Cook”) as its independent executive compensation consultant for 2024. In the course of the Compensation Committee’s work throughout the year, FW Cook advised on, among other matters, establishing FiscalNote’s 2024 comparable peer company group, appropriately benchmarking our executive and director compensation programs and pay levels relative to peer group data, the design of our short-term and long-term incentive plans, the increase in the pool of shares available for grant under the 2022 Long-Term Incentive Plan pursuant to Amendment No. 1 thereto adopted by the Board and approved by shareholders in December 2024, and our severance and change in control severance arrangements. In assessing the independence of FW Cook, the Compensation Committee considered the factors required by the SEC and determined FW Cook was independent.

Governance Committee

Our Governance Committee consists of Michael J. Callahan, Stanley McChrystal and Keith Nilsson. Each member of our Governance Committee satisfies the independence requirements of the rules of the NYSE. Michael J. Callahan serves as the chair of our Governance Committee. Our Governance Committee held four meetings in 2024.

The functions of this committee include, among other things:

•

determining the qualifications, qualities, skills, and other expertise required to be a director, and developing and recommending to the Board for its approval criteria to be considered in selecting nominees for director;

•

making recommendations to the Board regarding the selection and approval of the nominees for director to be submitted for a stockholder vote at the annual meeting of stockholders, as well as to fill any vacancies on the Board or a committee thereof;

•

reviewing the Board’s committee structure and composition and making recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairpersons;

•	reviewing and recommending to the Board corporate governance principles applicable to us, and overseeing the Company’s corporate governance practices and procedures;

•	overseeing the annual self-evaluation of the Board and each of its committees; and

•	monitoring compliance with the Company’s Code of Business Conduct & Ethics and providing oversight with respect to the ethics and compliance program.

Our Board has adopted a written charter for the Governance Committee, which is available on our website.

Board Leadership Structure

Our Principles of Corporate Governance provide that our Board will select, upon recommendation from the Governance Committee, one of its members to serve as chair of the Board. Any director is eligible to serve as chair. Timothy Hwang, our Co-Founder, currently serves as Executive Chair of our Board. We believe his in-depth knowledge of and strategic vision for the Company make him well positioned to serve as chairman.

In addition, Michael J. Callahan serves as our lead independent director. As the lead independent director, Mr. Callahan is responsible for:

•	working with the Executive Chair and the Chief Executive Officer to establish the agenda for regular Board meetings and serving as chair of Board meetings in the absence of the Executive Chair;

•	establishing the agenda for and presiding over executive sessions and other meetings of the independent directors;

•	coordinating with the committee chairs regarding meeting agendas and informational requirements;

•	presiding over any portions of meetings of the Board at which the performance of the Board is presented or discussed; and

•	coordinating the activities of the other independent directors and performing such other duties as may be established or delegated by the chair.

Board’s Role in Risk Oversight

Our Board has extensive involvement in the oversight of risk management related to us and our business as a whole, including our strategy, business performance, capital structure, management selection, compensation programs, shareholder engagement, corporate reputation, sustainability matters, and ethical business practices. The Board does not have a standing risk management committee, but rather discharges various aspects of its oversight responsibilities through its standing committees, which in turn report to the Board regularly regarding their activities. The Audit Committee represents our Board by periodically reviewing our

2025 Proxy Statement	11

Corporate Governance Matters

accounting, reporting and financial practices, including the integrity of our financial statements and the surveillance of administrative and financial controls, as well as enterprise risk management, cyber risk and review of related party transactions. The Compensation Committee reviews the Company’s human capital management practices and related risks. It also revies our incentive compensation arrangements to determine whether they encourage excessive risk-taking and discusses with management the relationship between risk management policies and practices and compensation. The Governance Committee provides oversight over compliance with legal and regulatory requirements, ethics and whistleblower matters. In addition, our Board receives periodic detailed operating performance reviews from management.

Other Information about the Board of Directors

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during fiscal year 2024, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a Compensation Committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board of directors or member of our Compensation Committee.

Code of Ethical Business Conduct

The Board adopted a Code of Ethical Business Conduct (the “Code of Conduct”) applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct is available on our website. The Governance Committee of the Board is responsible for monitoring compliance with the Code of Conduct and providing oversight with respect to investigations of alleged breaches or violations of the Code of Conduct and enforcement thereof. Any waivers of the Code of Conduct for directors or executive officers must be approved by the Board or a duly authorized committee thereof. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Corporate Governance Guidelines

The Board adopted Principles of Corporate Governance that serve as a framework within which the Board and its committees operate. These guidelines are intended to structure the Board’s corporate governance in a manner that we believe closely aligns its interests with those of its stockholders. Notable features of this corporate governance include:

•

independent director representation on our Audit, Compensation and Governance Committees, and independent directors meet regularly in executive sessions without the presence of its corporate officers or non-independent directors;

•	lead independent director in light of our Executive Chair’s role as co-founder and former service as CEO;

•	10-year term limits for non-management directors;

•	a process by which the Board shall annually evaluate the effectiveness and operations of the Board and its standing committees; and

•	at least one of the directors serving in its Audit Committee qualifies as an “audit committee financial expert” as defined by the SEC.

A copy of our Principles of Corporate Governance is posted on our website.

Annual Meeting Attendance

Each of our directors is encouraged to attend our annual meetings of stockholders. Our directors attended the Company’s 2024 Annual Meeting of Stockholders. We expect that our directors will attend the Annual Meeting.

Director Nominations

Our Governance Committee recommends to the Board candidates for nomination for election at the annual meeting of the stockholders. The Board also considers director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our Bylaws, as summarized above in the section titled “How to Submit Stockholder Proposals for Next Year’s Annual Meeting.”

2025 Proxy Statement	12

Corporate Governance Matters

Our Principles of Corporate Governance set forth, among other things, certain criteria for the Governance Committee to consider in evaluating potential director nominees who have the education, business experience, and current insight necessary to understand the Company’s business and be able to evaluate and oversee the direction and performance of the Company. The Principles of Corporate Governance provide that directors shall be persons of integrity, with significant accomplishments and recognized business experience, who will bring a diversity of backgrounds, experiences, expertise, skill sets and perspectives to the Board. While the Company does not have a formal diversity policy, the Board and the Governance Committee believe that considerations of diversity are, and will continue to be, an important component relating to the Board’s composition, as multiple and varied points of view contribute to a more effective decision-making process.

2025 Proxy Statement	13

Executive Compensation

We are considered an emerging growth company and a smaller reporting company for purposes of the SEC’s executive compensation disclosure rules. In accordance with those rules, this section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. As an emerging growth company and smaller reporting company, our reporting obligations extend to the individuals serving as our chief executive officer and our two other most highly compensated executive officers for 2024, whom we refer to as our “named executive officers.”

For the year ended December 31, 2024, our named executive officers were:

•	Timothy Hwang, Executive Chair, Co-Founder and Former Chief Executive Officer*;

•	Josh Resnik, President and Chief Executive Officer and Former Chief Operating Officer*; and

•	Jon Slabaugh, Chief Financial Officer and Senior Vice President of Corporate Development.

*

Mr. Hwang served as our Chief Executive Officer and Mr. Resnik served as our President and Chief Operating Officer through December 31, 2024. Effective as of January 1, 2025, Mr. Resnik became our Chief Executive Officer and Mr. Hwang became our Executive Chair and ceased to be an “executive officer.”

Executive Summary

In 2024, the Compensation Committee continued to advance the Company’s development and administration of public company executive compensation arrangements, taking into account the Company’s strategic objectives, data on comparable peer company practices and pay levels, and the importance of retaining and incentivizing top executives through the next phase of the Company’s growth and operational development.

Among other matters, the Committee:

•	adopted a 2024 Short-Term Incentive Plan in which the Company’s executive officers participated, which linked payout levels to achievement of strategic financial performance targets for 2024;

•

reviewed and recommended that the Board approve the proposed terms of amended and restated employment agreements for Messrs. Hwang and Resnik, in connection with their transition to the roles of Executive Chair and Chief Executive Officer, respectively, announced in November 2024 and effective on January 1, 2025;

•

reviewed and recommended that the Board adopt an amendment to the Company’s 2022 Long-Term Incentive Plan (as so amended, the “2022 Plan”) to (i) provide a one-time increase of 4,000,000 shares of Class A Common Stock to the number of shares authorized for issuance under the 2022 Plan and (ii) revise the “evergreen” provision of the 2022 Plan such that the number of shares of Class A Common Stock that are automatically added to the 2022 Plan on January 1st of each year will be increased up to the lesser of (a) five percent (5%) of the total number of shares of Class A Common Stock outstanding on December 31st of the preceding calendar year or (b) 13,523,734 shares of Class A Common Stock; and

•

reviewed and recommended that the Board adopt the Company’s 2024 Inducement Equity Incentive Plan (the “Inducement Plan”) for the grant of equity awards, as an inducement to employment, to qualified individuals who were not previously employees or directors of the Company.

Throughout its decision-making process, the Compensation Committee references peer company group and survey data, but ultimately makes its determinations based on a panoply of relevant factors, including survey data, the Company’s strategic objectives, and the criticality and individual performance of each officer, among other matters. Please refer to “Use of Compensation Data” below for additional information on the data referenced by the Compensation Committee in its decision-making.

Compensation Philosophy

FiscalNote is guided our Company’s core values, which include:

•	Know Your Audience: Actively think from the other person’s perspective both to create an incredible client experience externally and to collaborate well internally to get the job done.

•	Find the Truth: Work from data, give direct and honest feedback, seek out answers and be objective.

•	Drive Alignment: Share information with relevant stakeholders to ensure everyone’s on the same page.

•	Own the Job: Hold oneself accountable, strive for excellence, and make the right decision even when no one else is looking.

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Executive Compensation

•	Bias for Action: Experiment and take risks, be willing to learn from mistakes and share new ideas.

•	Level Up: Grow professionally, seek out opportunities to learn new skills and contribute outside of one’s core competencies.

•	Support the Family: Celebrate others’ successes, appreciate the diversity of the team, and make time to help others and cultivate trusting relationships throughout the organization.

Our compensation programs, including programs for senior executives, are intended to support these values. We have designed our compensation and benefits program to attract, retain, incentivize and reward talented and qualified executives who share our values and are driven to work towards achieving our strategic business objectives. Our programs reflect a transparent, equitable and inclusive approach to total rewards that seeks to incentivize performance, reward appropriate risk taking and innovation, recognize individuals’ different responsibilities, skills and contributions, and recruit and retain key employees in support of the Company’s growth and operational development, taking into account the significant competition for talent in the markets in which we operate. We expect that the Compensation Committee will continue to review and modify FiscalNote’s executive compensation programs as the Company grows and further matures, considering the ongoing analysis and advice of its independent compensation consultant, competitive peer data, our compensation philosophy, the Company’s evolving business and compensation objectives, and any other factors that the Committee deems relevant.

The Compensation Committee assesses our compensation policies and practices periodically to determine whether any employee pay policy or practice creates risks reasonably likely to have a material adverse effect on us. In addition, our Insider Trading Policy, among other matters, prohibits directors and employees (including members of senior leadership) from hedging the economic risk of their ownership in the Company and from pledging Company shares as collateral for margin loans in the Company. Please refer to “Governance Policies” below for more information regarding the compensation and stock ownership policies applicable to our executive officers and directors.

Use of Compensation Data

The Compensation Committee performs an annual review and assessment of FiscalNote’s executive compensation programs, including each executive’s level and mix of base salary, short and long-term incentive and other compensation elements. In performing this assessment, the Compensation Committee considers, among other matters, how our compensation arrangements compare against relevant market survey data and the compensation arrangements of public peer companies (the “Comparative Market Data”).

For 2024 compensation decisions, the Comparative Market Data was drawn from:

•

publicly-disclosed compensation data of public peer companies identified in May 2023 by Mercer, the Compensation Committee’s compensation consultant for 2023, in consultation with the committee and members of management; and

•	Mercer’s Comptryx Survey (High Tech Firms), which includes public and private firms with revenue under $500 million annually.

In consultation with FW Cook, the Compensation Committee refreshed the Comparative Market Data in Q3 2024, drawing from publicly-disclosed compensation data of public peer companies identified by FW Cook in July 2024 in consultation with the Compensation Committee and members of management, as well as proprietary third-party survey data scoped to technology companies with revenues under $200 million annually. The Committee considered the refreshed Comparative Market Data in its evaluation and recommendation of the proposed terms of amended and restated employment agreements for Messrs. Hwang and Resnik, in connection with their transition to the roles of Executive Chair and Chief Executive Officer, respectively, announced in November 2024 and effective on January 1, 2025.

The Committee does not target elements of compensation to a certain percentage or percentile within the Comparative Market Data. Instead, it uses the Comparative Market Data to obtain a general understanding of the compensation structures maintained by similarly situated companies and to verify that our named executive officers’ compensation levels and mix fall within an appropriate range based on the market reference points provided by the data. It performs its annual assessment of our executive compensation programs in light of all relevant factors, including the Company’s strategic objectives, the need to retain critical talent, the performance of individual officers as well as the Comparative Market Data. Based on these factors, the Committee believes the various elements of executives’ compensation arrangements are set at appropriate levels given FiscalNote’s scale and stage of development.

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Executive Compensation

Elements of Executive Compensation

In 2024, the compensation program for our named executive officers consisted of base salary, short-term incentive opportunities, long-term equity grants, various standard benefits and certain perquisites, each as further described below:

•

Base Salary: Base salary is paid to attract and retain qualified talent and is set at a level commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Each named executive officer’s current annual base salary level is established in his respective employment agreement and/or offer letter and, at the time of establishment, was in-line with the then-available Comparative Market Data provided to the Compensation Committee.

•

Short-Term Incentives: Short-term incentives are used to reward executive performance in attaining Company financial and strategic goals set on an annual basis. In the second quarter of 2024, the Compensation Committee adopted the 2024 Short-Term Incentive Plan (the “2024 STI Plan”) for the Company’s executive officers with the structure and terms described below.

•

Financial Performance Targets. The 2024 STI Plan was designed to tie each executive’s payout, relative to such executive’s annual incentive target, to the Company’s achievement relative to the following financial performance measures for 2024:

•

$127.2 million in consolidated revenue determined in accordance with U.S. generally accepted accounting principles (“GAAP”) (weighted 40%), representing the Company’s strategic objective of growing its overall revenue.

•

$121.9 million in consolidated annual recurring revenue, defined as consolidated annualized subscription revenue (weighted 35%), representing the Company’s strategic objective of scaling its future revenue generating capacity.

•	$9.5 million in Adjusted EBITDA (weighted 25%), representing the strategic objective of increasing efficiency and streamlining operations to drive towards a profitable, self-sustaining business.

•	Plan Structure: The definition of each financial measure, target, weighting and threshold and maximum payout levels are summarized below.

	GAAP Revenue	Annual Recurring Revenue	Adjusted EBITDA

Definition	Consolidated revenue for 2024, determined in accordance with GAAP	Annual recurring revenue

As defined under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s SEC filings. See Annual Report on Form 10-K for fiscal 2024, accompanying this Proxy Statement.

Relative Weighting	40%	35%	25%

Maximum (200% Payout)	$131.0 million	$126.0 million	$12.0 million

Target (100% Payout)	$127.2 million	$121.9 million	$9.5 million

Threshold (50% Payout)	$123.0 million	$116.0 million	$7.0 million

After the financial measure outcome is initially determined based upon the Company’s financial performance as described above (the “Initial Bonus Amount”), the 2024 STI Plan provided that Committee shall assess such officer’s performance relative to (1) individual goals related to such officer’s department or function and (2) individual goals intended to advance the Company’s broader culture & inclusion objectives. The Committee may, in its discretion, modify an officer’s Initial Bonus Amount positively or negatively by up to 10% based upon such officer’s individual performance and culture & inclusion-related performance during the year (for a maximum modification of up to 20%).

All short-term incentive payouts under the 2024 STI Plan were structured as a lump sum to be paid after year end, based on 2024 performance.

2025 Proxy Statement	16

Executive Compensation

•	Short-Term Incentive Plan Payout Results

Based on 2024 financial performance, each executive officer’s Initial Bonus Amount was 25% of such officer’s target bonus opportunity, calculated as follows:

•	2024 GAAP revenue (weighted 40%) was $120.3 million, falling below the threshold and yielding a 0% payout vs. target for this measure.

•	Annual recurring revenue as of December 31, 2024 (weighted 35%) was $107.0 million, falling below threshold and yielding a 0% payout for this measure.

•	2024 Adjusted EBITDA (weighted 25%) was $9.8 million, yielding a 100% payout vs. target for this measure.

Following the determination of each officer’s Initial Bonus Amount, the Committee assessed each officer’s performance relative to such officer’s individual and culture & inclusion goals for the year, taking into account the full Board’s feedback on Mr. Hwang’s performance and management’s feedback on Messrs. Resnik and Slabaugh’s performance. In light of such assessment, the Committee applied the individual and culture & inclusion performance modifiers to calculate final bonus payouts to each named executive officer as follows:

Name	Base Salary	Target Bonus (% of Base Salary)	Initial Bonus Amount (25% of Target)	Individual Performance Modifier	Culture & Inclusion Modifier	Final Payout Outcome

Timothy Hwang	$425,000	75%	$79,688	10%	8%	$94,031

Josh Resnik	$400,000	50%	$50,000	10%	10%	$60,000

Jon Slabaugh	$350,000	50%	$43,750	10%	8%	$51,625

•

Long-Term Incentives: Our compensation program strongly emphasizes the use of long-term equity compensation to retain management and align the management team’s interests with long-term stockholder value creation. To that end, each named executive officer’s employment agreement or offer letter, as applicable, contemplated meaningful initial equity awards, including, as applicable, time-based restricted stock units (“RSUs”) and stock options and performance-based RSUs and stock options. Please refer to “—Employment Agreements” below for amount and terms of the initial grants to each officer. In addition, the Compensation Committee evaluates each executive officer’s long-term incentive opportunity annually as a component of total compensation. As part of our annual equity program, in 2024 the Compensation Committee approved grants of RSUs and stock options to Messrs. Resnik and Slabaugh. Mr. Hwang did not participate in our annual equity program because his employment agreement effective in connection with the Business Combination afforded him a significant block grant intended to cover a multi-year period. Please refer to “—Summary Compensation Table” for more information on the grants awarded to the named executive officers in 2024. In addition, under his amended and restated employment agreement, Mr. Resnik received a promotion RSU award in light of his elevation to Chief Executive Officer. A portion of the grant was made effective in connection the announcement of the Company’s executive leadership transition in November 2024, and the remainder was awarded in Q1 2025.

•

Benefits: Our executive officers participate in the company’s benefits programs available to employees generally. We maintain a 401(k) plan for employees to encourage employees to save some portion of their cash compensation for their retirement. In each of 2023 and 2024, we matched 100% of each employee’s first 3% contribution, and 50% on the next 2%. Employees are eligible to participate in our 401(k) plan the first of the month following their 90th day of employment, and our retirement contributions are vested immediately. We also offer our employees a suite of medical, dental, vision, and life insurance options and similar benefits, in which our named executive officers may elect to participate on the same terms as other employees.

•

Perquisites: Certain of our named executive officers receive perquisites as part of our compensation program. In 2023 and 2024, we provided Mr. Hwang with expense reimbursement related to commuter travel to our Washington, D.C. headquarters throughout the year, as well as certain personal legal expenses, IT items and news subscriptions. Please refer to the Summary Compensation Table below for more information.

2025 Proxy Statement	17

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning compensation paid by us to our named executive officers for their services rendered to us in all capacities during the years ended December 31, 2023 and 2024:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Equity Awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Timothy Hwang(5)	2024	$425,279	—	—	$94,031	$71,575	$607,625

Executive Chair, Director and Co-Founder and Former CEO	2023	$416,146	—	$18,174,945	$162,435	$26,586	$18,780,112

Josh Resnik(6)	2024	$400,368	—	$1,281,160	$60,000	$12,256	$1,753,784

CEO and President and Former Chief Operating Officer	2023	$391,667	—	$86,250	$120,640	$11,467	$610,024

Jon Slabaugh	2024	$350,626	—	$1,130,570	$51,625	$13,674	$1,546,495

CFO and SVP of Corporate Development	2023	$343,945	—	$400,500	$105,560	$7,570	$857,575

(1)	Amounts reported in this column for 2023 reflect a one week furlough of each executive in Q4 2023.

(2)

Amounts in this column represent the aggregate grant-date fair value of stock option and restricted stock unit awards granted to each named executive officer, computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification Topic 718 (“Topic 718”). Pursuant to Topic 718, Mr. Hwang’s RSU grant on January 19, 2023 was valued at $8.43 per share, reflecting the fair value of the grant when the amount and terms thereof were established in his employment agreement effective upon the closing of the Business Combination, notwithstanding that the closing price of the Class A common stock on January 19, 2023 was actually $5.21 per share. With respect to the performance-based awards, the grant date fair value assumes the maximum level of performance is achieved in accordance with Topic 718. See Note 13 to our Consolidated Financial Statements included in our Annual Report, which contains a discussion of all assumptions made by us in determining the grant date fair value of the equity awards.

(3)

Amounts reported in this column (a) for 2024 represent short-term incentive payouts under the Company’s 2024 STI Plan and (b) for 2023 represent short-term incentive payouts under the Company’s 2023 STI Plan.

(4)

Amounts in this column include matching contributions made to each named executive officer under the 401(k) plan. In addition, the amount reported for Mr. Hwang includes (a) for 2024, $59,486 in expense reimbursement for personal legal expenses, commuter travel, personal IT and news subscriptions, and (b) for 2023, $16,740 in expense reimbursement for commuter travel, personal IT and news subscriptions.

(5)	Mr. Hwang served as our CEO from 2013 through December 31, 2024. As of January 1, 2025, he was appointed as the Executive Chair and ceased to be an executive officer of the Company.

(6)	Mr. Resnik has served as our CEO since January 1, 2025. Prior to that, he served as our President and Chief Operating Officer since February 2022.

Employment Agreements

All named executive officers are employees-at-will. In connection with and effective upon the closing of the Business Combination, FiscalNote entered into a new employment agreement with each of Messrs. Resnik, Hwang and Slabaugh that were in effect throughout 2024. Each of Messrs. Resnik and Hwang entered into an amended and restated employment agreement effective as of January 1, 2025 in connection with their appointments to CEO and Executive Chair, respectively. The terms of the employment agreement in effect as of December 31, 2024 with each named executive officer are summarized below. In reviewing the annual base salary levels, short-term incentive targets and initial equity grant amounts set forth in each named executive’s employment agreement, the Committee considered the then-available Comparative Market Data, the criticality of the role to the Company’s strategic objectives and other factors.

In addition, upon joining the Company, each employee, including our executive officers, executes our standard form of Employee Confidentiality and Invention Assignment Agreement, which sets forth customary confidentiality, non-solicitation, and intellectual property assignment obligations of each employee.

2025 Proxy Statement	18

Executive Compensation

Timothy Hwang

Mr. Hwang’s employment agreement, which became effective upon the closing of the Business Combination and remained in effect through December 31, 2024, provided for, among other matters, the following:

•	Annual Base Salary: Mr. Hwang’s annual base salary was $425,000.

•

Short-Term Incentive: Mr. Hwang was eligible to receive an annual bonus based on his achievement of performance objectives established by the Compensation Committee, with such bonus targeted at 75% of his annual base salary.

•

Equity Awards: Mr. Hwang was entitled to receive RSUs and stock options under the Company’s 2022 Plan covering an aggregate number of shares of our common stock that would give him ownership of 10% of shares of our outstanding common stock on a fully-diluted basis measured as of the effective date of the agreement, when combined with Mr. Hwang’s existing ownership of our outstanding common stock as of the effective date (for purposes of the foregoing, giving effect to fully vested or unvested equity awards that are subject to time-based vesting only) and assuming issuance of all shares subject to the newly-issued restricted stock units and stock options. Such awards were granted and structured as follows:

•

Twenty-five percent of the aggregate shares subject to these awards were structured as stock options, which were granted effective on October 5, 2022 and vest 25% on each of the first four anniversaries of April 1, 2022, provided Mr. Hwang remains continuously employed by us on each date, except as otherwise provided in the severance provisions of his employment agreement.

•

Seventy-five percent of the aggregate shares subject to these awards were structured as RSUs and granted as two separate awards, subject to an equal number of shares for each award. The first award of RSUs, which was granted effective on October 5, 2022, vested 1/24th on the first day of each calendar month following April 1, 2022 through April 1, 2024. The second award, which was granted on January 19, 2023, vests 1/24th on the first day of each calendar month commencing April 1, 2024. To receive the shares underlying the awards, Mr. Hwang must remain continuously employed by us on each vesting date, except as otherwise provided in the severance provisions of his employment agreement.

•

Severance: Mr. Hwang was entitled to certain severance benefits upon a termination of employment, including in connection with a change in control. For more information, please refer to “Executive Compensation – Potential Payments Upon Termination or Change of Control” below.

•

Other Covenants: Mr. Hwang is subject to indefinite confidentiality and assignment of inventions and intellectual property covenants, and non-solicitation and non-competition covenants during employment and for 12 months following employment.

In connection with Mr. Hwang’s appointment to Executive Chair, the above employment agreement was amended and restated effective as of January 1, 2025. For a description of Mr. Hwang’s amended and restated employment agreement, please refer to the Current Report on Form 8-K filed with the SEC on November 15, 2024.

Josh Resnik

Mr. Resnik’s employment agreement, which became effective upon the closing of the Business Combination and remained in effect through December 31, 2024, provided for, among other matters, the following:

•	Annual Base Salary: Mr. Resnik’s annual base salary was $400,000.

•

Short-Term Incentive: Mr. Resnik was entitled to an annual bonus based on his achievement of performance objectives established by the Compensation Committee, with such bonus targeted at 50% of his annual base salary.

•

Equity Awards: Aside from the initial equity grants set forth in the agreement for 2022, Mr. Resnik was entitled to receive equity compensation in an amount and subject to terms determined in the discretion of the Compensation Committee.

•

Severance: Mr. Resnik was entitled to certain severance benefits upon a termination of employment, including in connection with a change in control. For more information, please refer to “Executive Compensation – Potential Payments Upon Termination or Change of Control” below.

•

Other Covenants: Mr. Resnik is subject to indefinite confidentiality and assignment of inventions and intellectual property covenants, and non-solicitation and non-competition covenants during employment and for 12 months following employment.

In connection with Mr. Resnik’s appointment as CEO, the above employment agreement was amended and restated effective as of January 1, 2025. For a description of Mr. Resnik’s amended and restated employment agreement, please refer to the Current Report on Form 8-K filed with the SEC on November 15, 2024.

2025 Proxy Statement	19

Executive Compensation

Jon Slabaugh

Mr. Slabaugh’s employment agreement, which became effective upon the closing of the Business Combination, has an initial term of four years and thereafter renews automatically for successive one-year terms unless either party provides notice of non-renewal at least three months prior to the then scheduled expiration of the term. Among other matters, the agreement provides for the following:

•	Annual Base Salary: Mr. Slabaugh annual base salary was $350,000.

•

Short-Term Incentive: Mr. Slabaugh shall be eligible to receive an annual bonus based on his achievement of performance objectives established by the Compensation Committee, with such bonus targeted at 50% of his annual base salary.

•

Equity Awards: Aside from the initial equity grants set forth in the agreement for 2022, Mr. Slabaugh shall be entitled to receive equity compensation in amount and subject to terms determined in the discretion of the Compensation Committee.

•

Severance: Mr. Slabaugh is entitled to certain severance benefits upon a termination of employment, including in connection with a change in control. For more information, please refer to “Executive Compensation – Potential Payments Upon Termination or Change of Control” below.

•

Other Covenants: Mr. Slabaugh is subject to indefinite confidentiality and assignment of inventions and intellectual property covenants, and non-solicitation and non-competition covenants during employment and for 12 months following employment.

2025 Proxy Statement	20

Executive Compensation

Outstanding Equity Awards at 2024 Fiscal Year End

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2024:

	Option Awards							Stock Awards

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (2)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (2)

Timothy Hwang	6/18/18	(3)	1,110,438	—	—	1.50	6/17/28	—	—	—	—
	7/29/20	(4)	296,749	—	—	2.44	7/28/30	—	—	—	—
	2/11/21	(5)	—	—	296,750	2.72	2/10/31	—	—	—	—
	5/31/21	(6)	866,510	—	—	3.63	5/30/26	—	—	—	—
	5/31/21	(7)	—	—	296,750	3.63	5/30/26	—	—	—	—
	10/5/22	(8)	718,662	718,662	—	6.28	10/4/32	—	—	—	—
	1/19/23	(9)	—	—	—		—	1,437,328	1,537,941	—	—

Josh Resnik	5/2/19	(4)	53,414	—	—	2.24	5/1/29	—	—
	7/29/20	(4)	148,374	—	—	2.44	7/28/30	—	—
	7/29/21	(4)	21,885	7,789	—	6.57	7/28/31	—	—
	2/11/21	(5)	—	—	118,700	2.72	2/10/31	—	—
	12/23/21	(10)	21,664	7,225	—	8.40	12/22/31	—	—
	10/5/22	(11)	—	—	—	—	—	116,670	124,837
	10/5/22	(12)	150,007	49,992	—	6.28	10/4/32	—	—
	7/17/2024	(15)	—	—	—	—	—	310,000	331,700
	7/17/2024	(16)	—	230,000	—	1.97	7/16/2034	—	—
	11/12/2024	(17)	—	—	—	—	—	500,000	535,000

Jon Slabaugh	1/21/20	(3)	130,569	—	—	2.43	1/20/30	—	—	—	—
	2/11/21	(4)		—	89,025	2.72	2/10/31	—	—	—	—
	7/29/21	(3)	21,885	7,789	—	6.57	7/28/31	—	—	—	—
	12/23/21	(10)	15,425	5,139	—	8.40	12/22/31	—	—	—	—
	10/5/22	(13)	25,000	—	—	6.28	10/4/32	—	—	—	—
	2/7/2023	(14)	25,000	—	—	3.60	2/6/33	—	—	—	—
	7/17/24	(15)		—	—			428,571	458,571	—	—
	7/17/24	(16)		285,714	—	1.97	7/16/2034			—	—

(1)	Calculated based on a price per share of $1.07, the closing price per share of the Company’s Class A common stock as reported on the New York Stock Exchange at market close on December 31, 2024.

(2)

The market value of the unvested performance-based RSUs is based on the threshold payout of 16% and was calculated based on a price per share of $1.07, the closing price per share of the Company’s Class A common stock as reported on the New York Stock Exchange at market close on December 31, 2024.

2025 Proxy Statement	21

Executive Compensation

(3)

Options vested over four years, with the first 25% vesting on the first anniversary of the vesting commencement date and the remainder vesting ratably each month thereafter over the remaining 36 months of the vesting period.

(4)

Options vest over four years, with the first 10% vesting on the first anniversary of the vesting commencement date, an additional 5% vesting in each of quarters 5-8 thereafter, and an additional 8.75% vesting in each of quarters 9-16 thereafter.

(5)

Performance-based options vest upon the Class A common stock achieving specified prices per share (ranging from $14.25 - $21.25). The number of shares underlying the performance-based options is based on the threshold payout of 33%.

(6)	Options fully vested in connection with the Business Combination.

(7)	Options vest in connection with the company’s achievement of a $30.00 price per share of common stock for 90 consecutive days or upon a change in control transaction.

(8)	Options vest in four equal annual installments commencing April 1, 2023.

(9)	RSUs vest in 1/24th increments on the first day of each calendar month commencing April 1, 2024.

(10)	Options vested 25% on November 7, 2022 and in additional 6.25% increments each quarter thereafter.

(11)	RSUs vested 12.5% on each of November 1, 2022 and December 1, 2022, with the remaining RSUs vesting ratably over the remaining 36 months beginning January 1, 2023.

(12)	Options vested 12.5% on each of November 1, 2022 and December 1, 2022, with the remaining options vesting monthly ratably over the 36 months beginning January 1, 2023.

(13)	Options vested monthly ratably on November 1, 2022 and December 1, 2022.

(14)	Options vested ratably monthly beginning February 7, 2023 through December 7, 2023.

(15)	RSUs vest one-third on the anniversary of the grant date, and in 12th increments each quarter over the two years thereafter.

(16)	Options vest 25% on the anniversary of the grant date, and in 16th increments each quarter over the three years thereafter.

(17)	RSUs vest one-third on the anniversary of the grant date, and in 12th increments each quarter over the two years thereafter.

For more information about the 2022 Plan, including provisions thereunder related to the treatment of outstanding awards in connection with certain corporate transactions, please refer to copy of the 2022 Plan filed as an exhibit to our 2024 Annual Report on Form 10-K accompanying this proxy statement.

Potential Payments Upon Termination or Change in Control

Severance Plan

FiscalNote has adopted an Executive Severance Plan (“Severance Plan”) in order provide members of FiscalNote’s executive team with severance benefits (unless otherwise covered by employment agreement provisions) in the event of a “Qualifying Termination,” which is defined as an involuntary termination of a participant’s employment by the Company (other than for Cause) or the resignation of a participant for Good Reason. The Severance Plan provides that the Compensation Committee, as administrator, shall designate the employees who are eligible to participate in the plan from time to time.

•

“Cause” is defined as: (i) a participant’s conviction of, or plea of guilty or nolo contendere to, any crime involving dishonesty or moral turpitude or any felony; or (ii) a participant’s (1) engagement in material dishonesty, willful misconduct or gross negligence in each case in connection with the participant’s position with us; (2) breach of any confidentiality, invention assignment, non-disclosure, or non-solicitation agreement entered into between the participant and us; (3) material violation of a written policy or procedure of us or any of our affiliates that has been provided to the participant, causing substantial injury to us or our affiliate; or (4) willful refusal to perform the participant’s assigned duties, following written notice of such refusal, a 15-day cure period and failure to do so. No act or omission shall be considered “willful” if such act or omission was done, or not done, in the reasonable, good-faith belief that such act or omission was in the best interests of us or upon the advice of counsel to us or our affiliates.

•

“Good Reason” is defined as: (i) a material reduction in the participant’s duties, authority, or responsibilities; (ii) a material reduction in the participant’s annual base salary; (iii) a relocation of the participant’s principal workplace by more than 35 miles; or (iv) our material breach of any written compensatory agreement with the participant. The participant must, within 30 days after learning of a potential Good Reason trigger, provide notice of an intent to resign, with such resignation to be effective 90 days following the delivery thereof, and with such resignation to be for “Good Reason” only if the potential trigger remains substantially uncured as of such date of resignation.

The amount of severance payable to our named executive officers in the event of a termination without Cause or a resignation for Good Reason is set forth in their respective employment agreements, as described below under “Employment Agreements.”

2025 Proxy Statement	22

Executive Compensation

Change in Control Severance Plan
FiscalNote has adopted a Change in Control Severance Plan in order provide members of FiscalNote’s executive team with severance benefits (unless otherwise covered by employment agreement provisions) if they are terminated by the Company without Cause or resign for Good Reason (each as defined above with respect to the Severance Plan) within 180 days following the occurrence of a change in control of the Company. The Change in Control Severance Plan provides that the Compensation Committee, as administrator, shall designate the employees who are eligible to participate in the plan from time to time.
The amount of severance payable to our named executive officers in the event of a termination in connection with a change in control is set forth in their respective employment agreements, as described below under “
Employment Agreements
.”
Employment Agreements
Under the employment agreements that were in effect as of December 31, 2024, each of our named executive officers was entitled to certain severance benefits upon a termination of employment, including in connection with a change in control of the Company, as follows:

•
In the event the executive is terminated without Cause or resigns for Good Reason (in each case, as defined in the agreement), such executive will be eligible to receive (i) an amount equal to the sum of his annual base salary plus his target annual bonus, (ii) 12 months of accelerated service-based vesting for all unvested equity awards that have a service-based vesting component; and (iii) a full COBRA premium subsidy for 12 months (the “
Standard Severance
”).

•
In lieu of the foregoing severance benefits, if the executive is terminated without Cause or resigns for Good Reason within six months prior to or 12 months following a Change in Control (as defined in the agreement), such executive will be eligible to receive (i) an amount equal to the sum of 1.5 times his annual base salary plus his target annual bonus, (ii) full accelerated service-based vesting for all unvested equity awards that have a service-based vesting component; and (iii) a full COBRA premium subsidy for 18 months (the “
Increased Severance
”).

Under the amended and restated employment agreement with Mr. Resnik, effective January 1, 2025, in the event that Mr. Resnik is terminated without Cause or resigns for Good Reason after January 1, 2027, he is entitled to the Standard Severance. Under the amended and restated employment agreement, Mr. Resnik is entitled to the Increased Severance if he is terminated without Cause or resigns for Good Reason within six months prior to, or 12 months following, a Change in Control, or if he is terminated without Cause or resigns for Good Reason prior to January 1, 2027.
Under the amended and restated employment agreement with Mr. Hwang, effective January 1, 2025, Mr. Hwang is entitled to the following severance benefits upon a termination of employment without Cause or a resignation for Good Reason (each as defined in the agreement), including within six months prior to or 12 months following a Change in Control (as defined in the agreement): (i) continuing payment of his agreed-upon salary as if Mr. Hwang had remained employed through January 1, 2030; (ii) 12 months of accelerated service-based vesting for all unvested equity awards that have a service-based vesting component (or in the event the termination is in connection with a Change in Control, full accelerated service-based vesting for all unvested equity awards that have a service-based vesting component); and (iii) a full COBRA premium subsidy for six months.
In each case, the foregoing severance benefits are conditional on the executive’s execution and non-revocation
of a general release and other customary matters. The severance benefits under the executive’s employment agreement supersede and replace such executive’s entitlement to severance under any other program. For more information about the executive employment agreements, please refer to “Executive Compensation – Summary Compensation Table—Employment Agreements” above.
Governance Policies
Insider Trading Policy
The Company has adopted an insider trading policy (the “
Insider Trading Policy
”) which is reasonably designed to promote compliance with insider trading laws and applicable rules and regulations, including those imposed by the SEC and NYSE. The Insider Trading Policy applies to all directors, officers, employees and certain third parties, including consultants, of the Company and prohibits purchases, sales, gifts and any other transactions involving the Company’s securities or the securities of any other companies while in possession of material non-public
information regarding the Company or such other companies and from disclosing such information to others. It also imposes additional restrictions on directors, officers and certain other employees and third parties who regularly have access to such material non-public
information, including blackout periods and
pre-clearance
requirements. Because the Company has not historically engaged in stock buybacks and grants awards during open windows, the Company has not adopted formal policies and procedures with respect to the Company’s transactions in its own securities. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024.

2025 Proxy Statement	23

Table of Contents
Executive Compensation

Hedging Policy
The Board believes that it is undesirable for our directors, officers and employees to engage in hedging or speculative transactions that may put the personal gain of the insider in conflict with the best interests of the Company and our securityholders or otherwise give the appearance of impropriety. Therefore, our directors, officers, and employees, whether or not in possession of material non-public
information, are generally prohibited from: (i) selling our securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery), (ii) transacting in put options, call options or other derivative securities, on an exchange or in any other organized market, (iii) engaging in hedging or monetization transactions, such as the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and (iv) certain other transactions set forth in our Insider Trading Policy.
Stock Ownership Guidelines
Our Principles of Corporate Governance set forth stock ownership guidelines for directors and executive officers as follows, which we believe serve to further align the interests of management with those of shareholders:

•
Directors
: By the fifth anniversary of FiscalNote’s public listing or the director’s election or appointment to the Board (whichever is later), each non-employee
director shall hold shares of common stock, unvested restricted shares or restricted stock units subject solely to continued service, and in-the-money
stock options in an amount equal in value to at least five times the directors’ annual cash retainer (but not committee or committee chair retainers) in effect.

•
Officers
: By the fifth anniversary of FiscalNote’s public listing or the executive’s appointment to such position (whichever is later), each executive officer shall hold shares of common stock, unvested restricted shares or restricted stock units subject solely to continued employment, and in-the-money
options equal in value to: (1) for the CEO – at least six times the CEO’s current base salary; (2) for the COO and CFO – at least three times the executive’s current base salary; and (3) for all other senior executives – at least two times the executive’s current base salary.

Clawback Policy
In 2023, we adopted an Executive Compensation Clawback Policy (the “
Clawback Policy
”), which is intended to comply with the requirements of NYSE Listing Standard 303A.14 implementing Exchange Act Rule
10D-1.
Pursuant to the Clawback Policy, in the event we are required to prepare an accounting restatement of our financial statements due to material non-compliance
with any financial reporting requirement under the federal securities laws, we will seek to recover the excess incentive-based compensation received by any covered executive officers during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.
Policy and Practices on Timing of Granting Options
While we do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material nonpublic information, our practice generally is to not grant any such awards at a time when we are in possession of material nonpublic information and we generally do not grant stock options or similar awards (i) during trading blackout periods established under our insider trading policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form
8-K
that discloses material nonpublic information. In addition, we do not time the disclosure of material nonpublic for the purpose of affecting the value of executive compensation. Notwithstanding the foregoing, due to an extended process of deliberation by the Compensation Committee in respect of long-term incentive awards for fiscal 2024, the Company awarded stock options to its executive team in July 2024 (during a blackout period, but approximately one month prior to issuing Q2 2024 earnings).
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that one report was filed late for Mr. Hwang reporting a vesting event in February 2024; one report was filed late for each of Messrs. Resnik, Slabaugh, Aman, Yao, Donnell, Henderson and Eidelman reporting an equity grant awarded in July 2024; one report was filed late for Mr. Resnik reporting an equity grant awarded in November 2024; and one report was filed late for each of Messrs. Jain, McChrystal, Nilsson, Sweeney and Yiu and Ms. Sedgley reporting a stock grant in lieu of a quarterly cash retainer awarded in December 2024.

2025 Proxy Statement	24

Director Compensation

The Compensation Committee has established a non-employee director compensation program consisting of the following:

•

Equity: Upon joining the Board, each director receives a grant of RSUs with an aggregate grant date value of $175,000. Thereafter, each director shall receive an annual grant of RSUs with an aggregate grant date value of $175,000 in connection with the annual meeting of shareholders (if re-elected, in the case of directors whose terms are expiring and are nominated for re-election). The awards shall vest on the one-year anniversary of the grant date and have such other terms as shall be set forth in a form of award agreement for director restricted stock unit awards to be adopted by the Compensation Committee from time to time.

•

Cash: Each director shall receive an annual cash retainer equal to $30,000. In addition, the chair of each standing committee of the Board and the lead independent director shall receive a further annual retainer in the amount indicated below. In addition, until the M&A Committee of the Board was disbanded in February 2025, its chair received a retainer of $10,000. There are no committee member or meeting attendance fees. All cash retainers are paid in four quarterly installments.

•	Audit Committee Chair: $25,000;

•	Compensation Committee Chair: $15,000;

•	Governance Committee Chair: $10,000; and

•	Lead Independent Director: $25,000.

Following the 2024 Annual Meeting, directors were permitted to elect to receive their retainers in fully vested shares of common stock in lieu of cash.

•	Expenses: Each non-employee director also shall receive reimbursement for out-of-pocket and travel expenses incurred in attending Board meetings.

Each director may opt to receive, in lieu of the annual cash retainer outlined above, shares of our Class A Common Stock. A director’s election to receive shares of Class A Common Stock will apply for all payments with respect to the annual cash retainer for a given year.

Our Board will review director compensation periodically to ensure that director compensation remains competitive such that FiscalNote is able to recruit and retain qualified directors, taking into account analysis and advice from the Compensation Committee’s independent consultant, our compensation philosophy, the company’s business and compensation objectives, and other relevant factors.

Director Compensation Table

The table below summarizes the compensation of each person serving as a non-employee director who received compensation from us during the year ended December 31, 2024. As Company employees, Mr. Hwang and Mr. Yao did not receive separate compensation under the Company’s non-employee director compensation program.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Michael J. Callahan	$65,000	$175,000	$240,000

Key Compton	$30,000	$175,000	$205,000

Manoj Jain	$30,000	$175,000	$205,000

Keith Nilsson	$40,000	$175,000	$215,000

Stanley McChrystal	$30,000	$175,000	$205,000

Anna Sedgley	$55,000	$175,000	$230,000

Brandon Sweeney	$45,000	$175,000	$220,000

Conrad Yiu(3)	$30,000	$175,000	$205,000

(1)

Amounts presented in this column include the value of cash retainers that each of Messrs. Jain, Nilsson, McChrystal, Sweeney and Yiu and Ms. Sedgley elected to receive in stock in lieu of cash for Q3 and Q4 2024.

(2)

The amounts in this column represent the aggregate grant-date fair value of the annual RSU awards granted to each director in connection with the 2024 Annual Meeting, computed in accordance with FASB ASC Topic 718. See Note 13 to our

2025 Proxy Statement	25

Director Compensation

Consolidated Financial Statements included in our Annual Report, which contains a discussion of all assumptions made by us in determining the grant date fair value of the equity awards. On May 29, 2024, each director was granted an award of 134,615 RSUs that will vest on the date of the Annual Meeting.

(3)

Mr. Yiu’s service as a member of the Board of Directors ended in December 2024, and as such, the RSUs granted in connection with his 2024 annual board of director grant were forfeited prior to vesting.

Equity Plan Information

The following table provides certain information about Common Stock that may be issued under our existing equity compensation plans. As of December 31, 2024, there were 10,246 shares of Class A Common Stock authorized for issuance under the 2022 Plan and 3,886,343 shares of Class A Common Stock authorized for issuance under the Company’s Employee Stock Purchase Plan (the “ESPP”), each of which our stockholders approved on July 27, 2022 in connection with the Business Combination and became effective immediately upon the Closing.

	As of December 31, 2024

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price per share of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (2)(3)

Equity compensation plans approved by stockholders	24,695,433	$2.65	10,246

Equity compensation plans not approved by stockholders	475,000	$1.19	10,246

(1)

Includes the following shares of Common Stock underlying grants outstanding under (A) the 2022 Plan: 7,569,287 shares underlying vested stock options; 1,760,560 shares underlying unvested time-based stock options; 1,601,027 shares underlying unvested stock options subject to performance conditions (assuming the maximum levels of performance are achieved); 13,372,059 shares underlying unvested time-based restricted stock units; and 392,500 shares underlying performance-based restricted stock units; and (B) the Inducement Plan: 200,000 shares underlying unvested time-based stock options; and 275,000 shares underlying unvested time-based restricted stock units.

(2)

The number of shares of Common Stock reserved for issuance under the 2022 Plan will automatically increase on January 1 each year, until and including January 1, 2027, by the lesser of (a) 13,523,734, (b) five percent (5%) (for 2023 and 2024, the increase was limited to three percent (3%)) of the total number of shares of Class A Common Stock outstanding on December 31st of the immediately preceding fiscal year or (c) a lesser number determined by the Board prior to January 1 of a given year. On each of January 1, 2023, 2024 and 2025, the number of shares authorized for issuance under the 2022 Plan increased by 3,693,707, 3,650,394 and 7,139,719, respectively, pursuant to this provision. In addition, pursuant to Amendment No. 1 to the 2022 Plan, which became effective on December 31, 2024, the number of shares authorized for issuance under the 2022 Plan was increased by an additional 4,000,000 shares.

(3)

The number of shares of Common Stock reserved for issuance under the ESPP will automatically increase on January 1st each year, starting on January 1, 2023 and continuing through and including January 1, 2027, by the lesser of (a) 3,267,760, (b) one percent (1%) of the total number of shares of all classes of Common Stock outstanding on December 31st of the preceding fiscal year, (c) a lesser number determined by the Board prior to January 1 of a given year. On each of January 1, 2023, 2024 and 2025, the number of shares authorized for issuance under the ESPP increased by 1,231,255, 1,299,707 and 1,510,853, respectively, pursuant to this provision.

2025 Proxy Statement	26

Security Ownership of Certain Beneficial Owners and Management

The following table shows information, as of April 2, 2025, concerning the beneficial ownership of our common stock by: (i) each person we know to be the beneficial owner of more than five percent (5%) of our common stock; (ii) each of our current directors; (iii) each of our named executive officers identified in our Summary Compensation Table; and (iv) all current directors and executive officers as a group. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our common stock is based on 146,352,426 shares of our Class A Common Stock and 8,290,921 shares of our Class B Common Stock issued and outstanding as of April 2, 2025.

Unless otherwise indicated in the footnotes to the table below, and subject to applicable community property laws, the Company believes that all persons named in the table below have sole voting and investment power with respect to their beneficially owned shares of Common Stock.

	Class A Common Stock	Class B Common Stock	% of Total Common Stock	% of Total Voting Power(1)

Directors and Named Executive Officers of FiscalNote(2)

Timothy Hwang(3)	4,572,985	7,108,623	7.38%	51.02%

Gerald Yao(4)	184,015	1,182,298	*	8.41%

Michael J. Callahan(5)	333,665	—	*	*

Key Compton(6)	459,813	—	*	*

Stanley McChrystal(7)	425,989	—	*	*

Keith Nilsson(8)	10,479,954	—	6.77%	2.96%

Anna Sedgley(9)	310,578	—	*	*

Brandon Sweeney(10)	444,031	—	*	*

Manoj Jain(11)	43,321,007	—	25.65%	11.78%

Josh Resnik(12)	740,457	—	*	*

Jon Slabaugh(13)	341,665	—	*	*

All Directors and Executive Officers of FiscalNote as a Group (12 Individuals)	61,739,446	8,290,921	40.16%	72.05%

5% Beneficial Owners of FiscalNote

Sponsor, Maso Capital Investments Limited, Blackwell Partners LLC – Series A and Star V Partners, LLC(14)	43,056,588		25.51%	11.71%

*	Less than 1%

**

Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock and our Class B Common Stock, as a single class. Each share of our Class B Common Stock is entitled to 25 votes and each share of our Class A Common Stock is be entitled to one vote.

(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock and our Class B Common Stock, as a single class. Each share of our Class B Common Stock is entitled to 25 votes and each share of our Class A Common Stock is be entitled to one vote.

(2)	Unless indicated otherwise, the business address of each of these stockholders is 1201 Pennsylvania Avenue NW, 6th Floor, Washington, D.C. 20004.

(3)

Reflects (i) 845,438 shares of Class A Common Stock held by Timothy T. Hwang, as Trustee of the Timothy T. Hwang Revocable Trust, originally dated January 10, 2019 (“Hwang Trust”), over which Mr. Hwang has sole voting and dispositive power; (ii) 7,108,623 shares of Class B Common Stock held by Timothy T. Hwang, as Trustee of the Hwang Trust, over which Mr. Hwang has sole voting and dispositive power; (iii) 49,318 shares of Class A Common Stock held by Mr. Hwang; (iv) 3,351,690 shares of Class A Common Stock over which the Hwang Trust has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (v) 326,539 shares of Class A Common Stock over which the Hwang Trust has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

2025 Proxy Statement	27

Security Ownership of Certain Beneficial Owners and Management

(4)

Reflects (i) 67,498 shares of Class A Common Stock held by the Gerald Yao Revocable Trust, dated January 10, 2019 (“Yao Trust”), over which Mr. Yao is trustee and in such capacity holds sole voting and dispositive power; (ii) 1,113,993 shares of Class B Common Stock held by the Yao Trust, over which Mr. Yao is trustee and in such capacity holds sole voting and dispositive power; (iii) 68,305 shares of Class B Common Stock held by Mr. Yao; (iv) 115,266 shares of Class A Common Stock over which the Yao Trust has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (v) 1,251 shares of Class A Common Stock over which the Yao Trust has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

(5)

Reflects (i) 139,700 shares of Class A Common Stock held by Mr. Callahan; (ii) 59,350 shares of Class A Common Stock over which Mr. Callahan has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (iii) 134,615 shares of Class A Common Stock over which Mr. Callahan has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

(6)

Reflects (i) 139,700 shares of Class A Common Stock held by Mr. Compton; (ii) 184,032 shares of Class A Common Stock beneficially owned by Global Public Offering Master Fund, L.P. (“GPO Master Fund”); (iii) 1,466 shares of Class A Common Stock beneficially owned by Urgent Capital LLC (“Urgent Capital”), and (iv) 134,615 shares of Class A Common Stock over which Mr. Compton has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days. Global Public Offering Fund GP, LLC (“GPO Fund”) is the general partner of GPO Master Fund. Mr. Compton is a managing director of Urgent International Inc. (“Urgent”), which is the owner and operator of GPO Master Fund and its affiliated entities and the investment advisor for GPO Master Fund and the owner and operator of Urgent Capital. As such, Mr. Compton may be deemed to have voting and dispositive power over the shares held by GPO Master Fund and Urgent Capital. The address for GPO Master Fund and Urgent Capital is c/o Urgent International Inc., 420 Lexington Avenue, Suite 1402, New York, New York 10170.

(7)

Reflects (i) 291,374 shares of Class A Common Stock held by Mr. McChrystal; and (ii) 134,615 shares of Class A Common Stock over which Mr. McChrystal has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

(8)

Reflects (i) 599,232 shares of Class A Common Stock held by Mr. Nilsson; (ii) 2,123,155 shares of Class A Common Stock beneficially owned by Xplorer Capital Fund III L.P. (“Xplorer”); (iii) 2,250,000 shares of Class A Common Stock beneficially owned by XC FiscalNote-B, LLC (“XC-B”); (iv) 301,585 shares of Class A Common Stock beneficially owned by Xplorer Capital (“Capital”); (v) 4,752,782 shares of Class A Common Stock beneficially owned by Xplorer Capital Continuation Fund I, LLC (“XC Continuation I”); (vi) 318,584 shares of Class A Common Stock beneficially owned by XC FiscalNote-C, LLC (“XC-C”); and (vii) 134,615 shares of Class A Common Stock over which Mr. Nilsson has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days. Mr. Nilsson is managing partner of Visionnaire and may be deemed to have voting and dispositive power over the shares held by Vissionaire. Mr. Nilsson is managing partner of Xplorer and Capital and may be deemed to have voting and dispositive power over the shares held by Xplorer and Capital. Mr. Nilsson is managing director of XC-A, XC-B XC-C, and XC Continuation I and may be deemed to have voting and dispositive power over the shares. The address for each of these entities is 1300 El Camino Real, Suite 100, Menlo Park, California 94025.

(9)

Reflects (i) 175,963 shares of Class A Common Stock held by Ms. Sedgley; and (ii) 134,615 shares of Class A Common Stock over which Ms. Sedgley has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

(10)

Reflects (i) 250,066 shares of Class A Common Stock held by Mr. Sweeney; (ii) 59,350 shares of Class A Common Stock over which Mr. Sweeney has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (iii) 134,615 shares of Class A Common Stock over which Mr. Sweeney has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

(11)

Reflects (i) 129,804 shares of Class A Common Stock held by Mr. Jain; (ii) 134,615 shares of Class A Common Stock over which Mr. Jain has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days; and (iii) shares of Class A Common Stock held by affiliates described in footnote (14) below.

(12)

Reflects (i) 321,310 shares of Class A Common Stock held by Mr. Resnik; (ii) 399,703 shares of Class A Common Stock over which Mr. Resnik has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (iii) 19,444 shares of Class A Common Stock over which Mr. Resnik has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

(13)

Reflects (i) 134,018 shares of Class A Common Stock held by Mr. Slabaugh; and (ii) 207,647 shares of Class A Common Stock over which Mr. Slabaugh has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days.

(14)

Duddell Street Holdings Limited (the “Sponsor”), Maso Capital Investments Limited (“MCIL”), Blackwell Partners LLC — Series A (“BW”) and Star V Partners LLC (“SV”) are the beneficial owners of the shares reported herein. Maso Capital Offshore Limited (“MCOL”) is the sole member and manager of the Sponsor and has voting and investment discretion with respect to the common shares held of records by the Sponsor. Maso Capital Partners Limited (“MCPL”) is the investment

2025 Proxy Statement	28

Security Ownership of Certain Beneficial Owners and Management

manager of each of MCIL, BW and SV and has voting and investment discretion with respect to the common shares held of record by those entities. Manoj Jain, Sohit Khurana and Allan Finnerty are the directors of MCOL and Manoj Jain and Sohit Khurana are the directors of MCPL, and may be deemed to have shared voting and dispositive power over the shares. Each such person disclaims any beneficial ownership of such shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Accordingly, all of the shares held by our Sponsor may be deemed to be beneficially held by Maso Capital Offshore Limited. The business address of each of these stockholders is 8/F Printing House, 6 Duddell Street, Hong Kong.

2025 Proxy Statement	29

Certain Relationships and Related Party Transactions

The following includes a summary of transactions since January 1, 2023 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described under the section “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Ancillary Agreements Related to the Business Combination

In connection with the Agreement and Plan of Merger, dated as of November 7, 2021, by and among Duddell Street Acquisition Corp. (“DSAC”), now known as FiscalNote Holdings, Inc., Grassroots Merger Sub Inc., a wholly owned subsidiary of DSAC (“Merger Sub”), and Legacy FiscalNote (as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 9, 2022, the “Business Combination Agreement”), the Sponsor and other affiliates of DSAC entered into a number of agreements with DSAC.

Sponsor Agreement

Concurrently with the execution of the Business Combination Agreement, DSAC, the Sponsor, Legacy FiscalNote and certain other persons party thereto entered into a sponsor letter agreement (the “Sponsor Agreement”), pursuant to which the Sponsor agreed that (i) all equity interests of DSAC held by the Sponsor immediately after the Effective Time (the “Restricted Securities”) will be subject to a lockup of 180 days from the Effective Time and (ii) 50% of each type of the Restricted Securities held by the Sponsor will be subject to a lockup during the period from the date that is 180 days following the Closing Date and ending on the first anniversary of the Closing Date, in each case, except to the Permitted Transferees as defined in the Sponsor Agreement. In addition, the Sponsor Agreement provides for certain volume limitations on sales of common stock by the Sponsor following the release of such shares from contractual lock-up.

Registration Rights Agreement

In connection with the Closing of the Business Combination, on the Closing Date we entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”) with certain DSAC stockholders (including the Sponsor) and certain Legacy FiscalNote members (such stockholders, the “Holders”), pursuant to which, among other things, the Holders are entitled to certain registration rights in respect of the registrable securities under the Registration Rights Agreement. The Registration Rights Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Indemnification Agreements

On the Closing Date, we entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements of certain expenses and costs relating to claims, suits or proceedings arising from each of our director or executive officer’s service to the Company, or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Related Person Transactions Policy

Our Board has adopted a written Related Party Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest. A “related person” is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of the Company’s voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons

Under the policy, the proposed related person transactions generally must be presented to the Company’s Audit Committee for review and approval. The Audit Committee will approve only those transactions that it determines are in the best interests of the Company and its stockholders. The policy provides customary exceptions from Audit Committee review for enumerated categories of transactions and interests, such as transactions involving compensation for services provided to the Company as an employee, consultant or director.

2025 Proxy Statement	30

Proposal No. 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has selected RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and the Board has directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. RSM US LLP has been engaged by us since August 24, 2022 and was engaged by Legacy FiscalNote since July 23, 2015 until the Closing Date. Representatives of RSM US LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of RSM US LLP as our independent registered public accounting firm. However, the Board is submitting the selection of RSM US LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain RSM US LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

Vote Required

The affirmative vote of the holders of a majority of the votes cast either virtually during the annual meeting or represented by proxy at the annual meeting will be required to ratify the selection of RSM US LLP for our fiscal year ending December 31, 2025. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

Audit, Audit-Related, Tax and All Other Fees

The following table presents fees for professional services rendered by our independent registered public accounting firm:

	Year Ended December 31,

(amounts in thousands)	2024	2023

Audit Fees(1)	$1,511	$1,517

Audit-Related Fees(2)	70	130

Tax Fees(3)	—	—

Total Fees	$1,581	$1,647

(1)	Audit Fees consist of fees for audit services related to the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements.

(2)

Audit-Related Fees consist of fees for professional services rendered in connection with financial statements incorporated into SEC filings relating to the Business Combination as well as fees associated with required consents for other SEC filings.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit and tax services rendered by our independent auditors or other registered public accounting firm. The Audit Committee can establish policies and procedures for the committee’s pre-approval of permitted services by our independent auditors or other registered public accounting firms on an on-going basis. The Audit Committee has determined that the rendering of tax-related services by our independent registered public accounting firm is compatible with maintaining the principal accountant’s independence for audit purposes. Our independent registered public accounting firm has not been engaged to perform any non-audit services other than tax-related services, all of which services were pre-approved.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE

“FOR” PROPOSAL 2.

2025 Proxy Statement	31

Report of the Audit Committee

The Audit Committee operates pursuant to a written charter, which complies with the corporate governance standards of the NYSE. A copy of the current charter is available on our website. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process for the fiscal year 2024 and the audited consolidated financial statements.

The Audit Committee is composed solely of independent directors. None of the Audit Committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.

Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent auditors the critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Audit Committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements, and (2) involved the auditor’s especially challenging, subjective or complex judgments. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2024 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE AUDIT COMMITTEE

Anna Sedgley, Chairperson

Brandon Sweeney

Key Compton

2025 Proxy Statement	32

Where to Find Additional Information

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of our website is www.fiscalnote.com.

Cost of Proxy Statement

We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

Communications with Directors

We provide an informal process for stockholders and other interested parties to send communications to our Board and its members. Stockholders and other interested parties who wish to contact the Board or any of its members may do so by writing to FiscalNote Holdings, Inc., 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member is referred to our Secretary, Todd Aman.

Other Business

Management knows of no other business that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, the persons named as proxies in the accompanying proxy card will have discretionary authority to vote on such matter.

2025 Proxy Statement	33

Appendix A

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

The following table presents our calculation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the periods presented:

	Years Ended December 31,

(In thousands)	2024	2023

Net income (loss)	$9,517	$(115,461)

Provision from income taxes	536	223

Depreciation and amortization	19,869	28,718

Interest expense, net	23,589	29,940

EBITDA	53,511	(56,580)

Gain on sale of businesses(a)	(72,017)	—

Stock-based compensation	17,949	27,057

Change in fair value of financial instruments(b)	6,408	(15,983)

Other non-cash (gains) charges(c)	100	29,522

Acquisition and disposal related costs(d)	1,599	1,391

Employee severance costs(e)	635	2,039

Non-capitalizable debt raising costs	677	542

Business Combination with DSAC(f)	—	415

Loss contingency(g)	—	4,091

Costs incurred related to the Special Committee(h)	919	—

Adjusted EBITDA	$9,781	$(7,506)

Adjusted EBITDA Margin	8%	(6)%

(a)	Reflects the gain on disposal from the sale of Board.org on March 11, 2024 and the sale of Aicel on October 31, 2024.

(b)	Reflects the non-cash impact from the mark to market adjustments on our financial instruments.

(c)

Reflects the non-cash impact of the following for fiscal year 2024: (i) unrealized loss of $49 in the first quarter, $31 in the second quarter, $17 in the third quarter, and $78 in the fourth quarter from our investments; (ii) gain of $4 in the first quarter of 2024 and $113 in the fourth quarter of 2024 from the change in fair value related to the contingent consideration and contingent compensation related to the 2021, 2022, and 2023 Acquisition, (iii) gain of $530 from the release of the COSM grant, and (iv) charge of $572 for fees satisfied with Common Stock of the Company. Reflects the non-cash impact of the following for fiscal year 2023: (i) impairment of goodwill of $5,837 in the first quarter of 2023 and $20,004 in the fourth quarter, (ii) impairment of other long-lived assets of $6,223 in the fourth quarter of 2023, (iii) loss of $34 in the first quarter, loss of $56 in the second quarter, gain of $147 in the third quarter, and gain of $9 in the fourth quarter from our equity method investment, (iv) charge of $2 in the first quarter, charge of $2 in the second quarter, gain of $672 in the third quarter, and gain of $1,905 in the fourth quarter from the change in fair value related to the contingent consideration and contingent compensation related to the Acquisitions; and (v) unrealized loss of $115 in the third quarter and unrealized gain of $18 in the fourth quarter from our investments, respectively.

(d)

In 2024 reflects the costs incurred related to the sale of Board.org and Aicel, and the planned sale of Oxford Analytica and Dragonfly, principally consisting of advisory, legal, and other professional and consulting costs. In 2023 reflects the costs incurred to identify, consider, and complete business combination transactions consisting of advisory, legal, and other professional and consulting costs.

(e)	Severance costs associated with workforce changes related to business realignment actions.

(f)	Includes non-capitalizable transaction costs associated within one year of the Business Combination with DSAC.

(g)

Reflects (i) $3,474 non-cash loss contingency charge related to the settlement of GPO FN Noteholder LLC recorded in the second quarter of 2023 and (ii) accounting and legal costs incurred associated with the settlement with GPO FN Noteholder LLC totaling $168 in the first quarter of 2023, $248 in the second quarter of 2023, and $201 in the their quarter of 2023. See further discussion in Note 9, Debt and Note 18, Commitments and Contingencies in the Notes to Consolidated Financial Statements included in this Annual Report on Form 10-K.

(h)	Reflects costs incurred related to the Special Committee.

2025 Proxy Statement	34

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FiscalNote Holdings, Inc. Annual Meeting of Stockholders
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR EACH DIRECTOR NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2
BOARD OF
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FOR
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